                                                                    Exhibit 23.4


                               Consent of KPMG LLP



The Board of Directors
Tucows Inc.:

We consent to the use of our report dated March 24, 2001, except as to note 12(b) which is as of March 27, 2001, related to the consolidated financial statements of Tucows Inc. as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and the period from May 4, 1999 (commencement of operations) to December 31, 1999 and the use of our report dated June 9, 2000 related to the financial statements of the Tucows Division of Tucows Interactive Limited as of December 31, 1998 and May 3, 1999 and for the year ended December 31, 1998 and the period from January 1, 1999 to May 3, 1999 included in this Registration Statement on Form S-4 of Infonautics, Inc. and to the reference to our firm under the heading "Experts" and "Selected Historical Financial Data" in the Registration Statement.

/s/ KPMG LLP
------------

Toronto, Canada
May 4, 2001